Exhibit 25.3

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Jack Ellerin

U.S. Bank National Association

1349 West Peachtree Street, Suite 1050

Atlanta, GA 30309

(404) 898-8830

(Name, address and telephone number of agent for service)

Assurant, Inc.

(Issuer with respect to the Securities)

Delaware	39-1126612
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

28 Liberty Street 4th Floor New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Subordinated Debt Securities

(Title of the Indenture Securities)

Related to the March 27, 2018 Subordinated Indenture

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia on the 28th of December, 2020.

By:	/s/ Jack Ellerin
Jack Ellerin Vice President

Exhibit 2

Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATE OF CORPORATE EXISTENCE I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. U.S. Bank National Association, Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate. IN TESTIMONY WHEREOF, today, June 1, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasure, in the City of Washington, District of Columbia Acting Comptroller of the Currency 2020-00621-C

Exhibit 3

Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATE OF FIDCUCIARY POWERS I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that: 1. The office of the Comptroller of the currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. U.S. Bank National Association, Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today June 1, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasure, in the City of Washington, District of Columbia. Acting Comptroller of the Currency 2020-00621-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 30, 2020

By:	/s/ Jack Ellerin
Jack Ellerin Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2020

($000’s)

9/30/2020
Assets
Cash and Balances Due From Depository Institutions	$43,891,940
Securities	132,530,990
Federal Funds	898
Loans & Lease Financing Receivables	307,196,612
Fixed Assets	7,598,340
Intangible Assets	12,549,045
Other Assets	26,728,893

Total Assets	$530,496,718

Liabilities
Deposits	$426,766,411
Fed Funds	1,460,030
Treasury Demand Notes	0
Trading Liabilities	859,917
Other Borrowed Money	29,719,033
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	14,732,819

Total Liabilities	$477,388,210

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	38,022,958
Minority Interest in Subsidiaries	800,435

Total Equity Capital	$53,108,508

Total Liabilities and Equity Capital	$530,496,718

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